EXHIBIT 10.4

Revenue
Stamp

Consulting Agreement

This Agreement is made and entered into by and between ECOSS, Inc. (hereinafter referred to as “A”) and Athena & Partners Co., Ltd. (hereinafter referred to as “B”) with respect to the implementation of consulting rendered to A by B. The parties hereto hereby agree as follows:

Article 1 (General Provisions)
Among services of A’s administration departments, A shall entrust B with (1) Accounting and financial advisory services, (2) IR services, (3) Management consulting services with regard to general management support (hereinafter referred to as “the Consulting”), and (4) Auditing services, and B shall undertake these entrusted services.

Article 2 (Implementation Period of the Consulting)
(1) The starting day of the implementation period of the Consulting shall be May 1, 2004.
(2) The agreement period of the Consulting shall expire on June 30, 2004.
(3) This Agreement shall be extended by providing a written application at least one (1) month before the expiration of the Consulting Agreement. The agreement period in this case shall be determined separately after due consultation.

Article 3 (Contract Sum)
(1) The compensation for the Consulting shall be as stated in the Schedule. (Consumption tax shall be separately added.)
(2) B shall send an invoice for the contract sum set forth in the preceding paragraph to A every month, and A shall pay the amount for the applicable month by remittance to the bank account designated by B no later than the last day of each month.

Article 4. (Necessary Expenses)
(1) Expenses, such as travel expenses, required for the implementation of the Consulting shall be included in the compensation in Paragraph 1 of the preceding article.
(2) B shall charge to A such expenses that B deems it necessary to charge separately,

and whether or not payment shall be made and the payment amount shall be determined in each case after due consultation between A and B.

Article 5 (Cooperation from A)
(1) Acknowledging that B’s consulting will be more effective with full cooperation from A, A shall sincerely implement required A’s work for the implementation of B’s consulting.
(2) When B implements its consulting at A’s office, A shall permit B to enter A’s office and use fixtures, fittings etc., free of charge, required for the implementation of consulting.

Article 6 (Implementation Method)
While obtaining A’s cooperation stipulated in Article 5 during the implementation period, B shall grasp the present situation and needs of A and shall implement the Consulting.

Article 7 (Confidentiality)
1. B shall be prohibited from disclosing or divulging to a third party A’s business or technical secrets (limited to items marked “confidential”) obtained through the Consulting.
2. B shall use sufficient care in the handling of data, vouchers, books, etc., regarding execution of the Consulting, and shall not bring any of these out of the business office of A, in principle, regarding the services to be implemented inside the business office of A. B shall obtain A’s prior written approval before disclosing or submitting data, vouchers, books, etc. to a third party or governmental authority.
3. In implementing the Consulting, B shall neither photocopy nor reproduce data, vouchers, books, nor any other information of A without A’s prior written approval.
4. Upon termination of the consulting service or A’s request at any time, B shall return data, vouchers, books, and reproductions thereof provided by A.
5. B shall continue to observe the confidentiality described in this article after termination of the consulting services.

Article 8 (Termination before Maturity)
A shall be entitled to terminate this Agreement at any time by providing one (1) month’s prior notice to B.

Article 9 (Termination)
When coming under any one of the following paragraphs, A or B shall be entitled to terminate this Agreement without requiring the notification of the other party.
1. In the event of attachment, ancillary attachment, provisional disposition, or auction sale, or disposition for non-payment of taxes and other public charges or other disposition by public authority, or in the event of receipt of declaration of corporate consolidation, a filing of an application with the court to initiate corporate rehabilitation procedures, special conciliation procedures, or a filing of an application to initiate financial reconstruction under court supervision, bankruptcy or similar procedures, or declaration for an auction sale;
2. In the event of receipt of administrative punishments such as revocation of business registration or a business license;
3. In the event of grave concerns about the sound existence of the company, such as decrease in capital and discontinuation of business;
4. In the event a draft or check has been dishonored; and
5. In the event of a breach of any of the provisions in this Agreement or individual agreements.

Article 10 (Consultation)
Any matter not stipulated in this Consulting Agreement shall be settled amicably in good faith after due consultation between A and B.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and A and B hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

26 / Apr / 2004

President Chihiro Tsuyuki
ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

President Yoshifumi Mamiya
Athena & Partners Co., Ltd.
302 Minami Aoyama N95, 1-3-23 Minami Aoyama,
Minato-ku, Tokyo, Japan

Schedule:

Contract Sum
For May and June, 2004: JPY 300,000 per month
Consumption tax shall be separately added to the above sum.

Payment Method
Pursuant to provisions in Paragraphs 1 and 2 of Article 3, A shall make the remittance by the end of every month to the bank account designated by B.

Regards,

Memorandum

This Memorandum is made and entered into by and between ECOSS, Inc. (hereinafter referred to as “A”) and Athena & Partners Co., Ltd. (hereinafter referred to as “B”) with respect to agreement of the following change to Schedule of “Consulting Agreement” concluded on April 26, 2004. The parties hereto hereby agree as follows:

1. Contract Sum
As from October 2004
JPY 100,000 per month

Consumption tax shall be separately added to the above sum.

IN WITNESS WHEREOF, two (2) copies of this Memorandum shall be made, and A and B shall, after signing and affixing seals to both copies, each retain one (1) copy thereof.

01 / Sep / 2004

President Chihiro Tsuyuki
ECOSS Inc.
Shibuya HUMAX Bldg. 1-14-6 Dougenzaka,
Shibuya-ku, Tokyo, Japan

President Yoshifumi Mamiya
Athena & Partners Co., Ltd.
302 Minami Aoyama N95, 1-3-23 Minami Aoyama,
Minato-ku, Tokyo, Japan